Exhibit 99.2

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

33/F, HKRI Centre Two, HKRI Taikoo Hui, 288 Shimen Road (No. 1), Shanghai 200041, P. R. China

TEL: (86 21) 6080 0909; FAX: (86 21) 6080 0999

Beijing ● Shanghai ● Shenzhen ● Hong Kong

www.hankunlaw.com

[*], 2019

To: Yunji Inc. (the “Company”)

15/F, South Building, Hipark Phase 2,

Xiaoshan District, Hangzhou 310000,

Zhejiang Province,

The People’s Republic of China

Re: Legal Opinion on Certain PRC Legal Matters

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China,” which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We are acting as PRC counsel to the Company, a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of a certain number of American depositary shares (the “ADSs”), each representing a certain number of ordinary shares of the Company, par value US$0.000005 per share (the “Ordinary Shares”) as set forth in the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the ADSs on the [New York Stock Exchange/NASDAQ Global Market].

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents, corporate records and certificates issued by the Governmental Agencies (as defined below) (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies and appropriate representatives of the Company and the PRC Companies (as defined below). In giving this opinion, we have made the following assumptions (the “Assumptions”):

CONFIDENTIALITY. This document contains confidential information which may be protected by privilege from disclosure. Unless you are the intended or authorised recipient, you shall not copy, print, use or distribute it or any part thereof or carry out any act pursuant thereto and shall advise Han Kun Law Offices immediately by telephone, e-mail or facsimile and return it promptly by mail. Thank you.

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

(i)

all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii)

each of the parties to the Documents, other than the PRC Companies, (a) if a legal person or other entity, is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party, and, if a legal person or other entity, in accordance with the laws of its jurisdiction of organization and/or incorporation or the laws that it is subject to;

(iii)

unless otherwise indicated in the Documents, the Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(iv)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(v)

all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(vi)

all explanations and interpretations provided by the officials of Governmental Agencies duly reflect the official position of the relevant Governmental Agencies, and are complete, true and correct; and

(vii)

all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Chuangke Shenzhen”	means Chuangke Information and Technology (Shenzhen) Co., Ltd. (创科信息科技（深圳）有限公司)

“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”	means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“Individual Shareholders”	means Shanglue Xiao and Huan Hao, who collectively hold 100% of equity interests in Yunji Preferred

“Hangzhou Yunchu”	means Hangzhou Yunchu E-Commerce Co., Ltd. (杭州云储电子商务有限公司)

“Jironghuishang”	means Jironghuishang Commercial Factoring (Tianjin) Co., Ltd. (集融汇商商业保理(天津)有限公司)

“New M&A Rules”	means the Provisions on Merging and Acquiring Domestic Enterprises by Foreign Investors, which was promulgated by six Governmental Agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Companies”	means, collectively, all entities listed in Appendix I hereof, and each a “PRC Company.”

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC in effect and publicly available as of the date of this opinion.

“VIE Agreements”	means the documents as set forth in Appendix II hereto, and each a “VIE Agreement.”

“Wuhan Yunteng”	means Wuhan Yunteng Logistics Co., Ltd. (武汉云腾物流有限公司)

“Yiwu Yunchu”	means Yiwu Yunchu Trading Co., Ltd. (义乌云储贸易有限公司)

“Yunji Sharing”	means Yunji Sharing Technology Co., Ltd. (云集共享科技有限公司)

“Yunchuang Sharing”	means Hangzhou Yunchuang Sharing Network Technology Co., Ltd. (杭州云创共享网络科技有限公司)

“Yunji Preferred”	means Zhejiang Yunji Preferred E-Commerce Co., Ltd. (浙江云集优选电子商务有限公司)

“Zhejiang Junlue”	means Zhejiang Junlue Digital Technology Co., Ltd. (浙江君略数字科技有限公司)

“Zhengzhou Jicun”	means Zhengzhou Jicun International Trade Co., Ltd. (郑州集存国际贸易有限公司)

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

(i)    VIE Structure. The ownership structure of the Company’s indirect ownership of 90% of the equity interest in Wuhan Yunteng and the ownership structure of the other PRC Companies as set forth in the Registration Statement, do not and will not, immediately after giving effect to the Offering, result in any violation of applicable PRC Laws. Each of the PRC Companies and, to the best of our knowledge after due inquiry, each of the Individual Shareholders has the power, authority and legal right to enter into, execute, deliver and perform its or his respective obligations under each VIE Agreement to which it or he is a party. Except as disclosed in the Registration Statement, each VIE Agreement constitutes valid, legal and binding obligations enforceable against each PRC Company and Individual Shareholder to which it or he is a party in accordance with its terms. To the best of our knowledge after due inquiry, none of the PRC Companies and Individual Shareholders is in material breach or default in the performance or observance of any of the terms or provisions of the VIE Agreements to which it or he is a party.

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

Except as disclosed in the Registration Statement, the due execution, delivery and performance of each VIE Agreement by the parties thereto and the consummation of the transactions contemplated thereunder do not, as to each of the PRC Companies that is a party to such VIE Agreement: (a) result in any violation of the business license, articles of association, approval certificate or other constitutional documents (if any) of such PRC Company; or (b) result in any violation of applicable PRC Laws. No Governmental Authorizations are required under PRC Laws in connection with the due execution, delivery or performance of each of the VIE Agreements other than those already obtained; provided, however, any exercise by Yunchuang Sharing of its rights under the relevant Exclusive Option Agreements will be subject to: (a) the Governmental Authorizations for the resulting equity transfer; (b) the exercise price for equity transfer under the VIE Agreements in accordance with PRC Laws; and (c) completion of tax filing under applicable PRC Laws.

There are, however, substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the Governmental Agencies will take a view that is not contrary to or otherwise different from our opinion stated above.

(ii)    Taxation. The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation,” with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material respects.

(iii)    NEW M&A Rules. Based on our understanding of the PRC Laws, we are of the opinion that the CSRC’s approval is not required to be obtained for the Offering and the listing and trading of the ADSs on the [New York Stock Exchange/NASDAQ Global Market] (assuming no offer, issuance or sale of the Ordinary Shares and the ADSs has been or will be made directly or indirectly within the PRC), because (a) the CSRC has not issued any definitive rule or interpretation concerning whether the Offering is subject to the New M&A Rules as of the date hereof; (b) each of Yunchuang Sharing, Chuangke Shenzhen, Hangzhou Yunchu, Yiwu Yunchu, Zhengzhou Jicun, Jironghuishang and Zhejiang Junlue is a wholly foreign-owned enterprise which was initially established by means of direct investment and not through mergers or acquisitions of the equity or assets of a “domestic company” as such term is defined under the New M&A Rules; and (c) no provision in the New M&A Rules classifies the contractual arrangements under the VIE Agreements as a type of acquisition transaction falling under the New M&A Rules.

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

(iv)    Enforceability of Civil Procedures. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of written arrangement with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(v)    PRC Laws. All statements set forth in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Business,” “Regulation” and “Taxation—People’s Republic of China Taxation,” in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material respects, and are fairly disclosed and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

D.	Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.

Our opinion is limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

ii.

There is no guarantee that any of the PRC Laws referred to herein, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.

Our opinion is subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

iv.

Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

v.

This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the VIE Agreements and transactions contemplated by the VIE Agreements, are subject to the discretion of the competent Governmental Agency.

vi.

The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company and the PRC Companies in connection with the Offering and the transactions contemplated thereby.

vii.

We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on representations made by officers and employees of the Company, the PRC Companies and Governmental Agencies.

viii.

We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to render this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

ix.	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

x.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Regulation,” “Taxation—People’s Republic of China Taxation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

HAN KUN LAW OFFICES

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

Appendix I

List of PRC Companies

1.	Hangzhou Yunchuang Sharing Network Technology Co., Ltd. (杭州云创共享网络科技有限公司);

2.	Hangzhou Jichuang Network Technology Co., Ltd. (杭州集创网络科技有限公司);

3.	Zhejiang Zhelue Network Technology Co., Ltd. (浙江哲略网络科技有限公司);

4.	Zhejiang Youji Supply Chain Management Co., Ltd. (浙江优集供应链管理有限公司);

5.	Hangzhou Jixi Enterprises Management Consulting Co., Ltd. (杭州集喜企业管理咨询有限公司);

6.	Zhejiang Jiyuan Network Technology Co., Ltd. (浙江集远网络科技有限公司);

7.	Anhui Delue Network Technology Co., Ltd. (安徽德略网络科技有限公司);

8.	Ningbo Yunchu Trading Co., Ltd. (宁波云储贸易有限公司);

9.	Wuhan Yunteng Logistics Co., Ltd. (武汉云腾物流有限公司);

10.	Zhengzhou Jicun International Trading Co., Ltd. (郑州集存国际贸易有限公司);

11.	Hangzhou Yunchu E-Commerce Co., Ltd. (杭州云储电子商务有限公司);

12.	Chuangke Information and Technology (Shenzhen) Co., Ltd. (创科信息科技（深圳）有限公司);

13.	Yiwu Yunchu Trading Co., Ltd. (义乌云储贸易有限公司);

14.	Jironghuishang Commercial Factoring (Tianjin) Co., Ltd. (集融汇商商业保理（天津）有限公司);

15.	Zhejiang Junlue Digital Technology Co., Ltd. (浙江君略数字科技有限公司);

16.	Huahong Financial Leasing (Hangzhou) Co., Ltd. (华弘融资租赁（杭州）有限公司);

17.	Yunji Sharing Technology Co., Ltd. (云集共享科技有限公司);

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

18.	Zhejiang Jishang Network Technology Co., Ltd. (浙江集商网络科技有限公司);

19.	Zhejiang Yunji Preferred E-Commerce Co., Ltd (浙江云集优选电子商务有限公司);

20.	Hangzhou Caisheng Enterprises Management Consulting Co., Ltd. (杭州财盛企业管理咨询有限责任公司);

21.	Zhejiang Jishang Preferred E-Commerce Co., Ltd. (浙江集商优选电子商务有限公司); and

22.	Zhejiang Jixiang E-Commerce Co., Ltd. (浙江集享电子商务有限公司).

* * *

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

Appendix II

List of VIE Agreements

In relation to Yunji Sharing:

1.	Amended and Restated Exclusive Service Agreement (经修订和重述的独家服务协议) dated December 17, 2018 between Hangzhou Yunchuang and Yunji Sharing;

2.

Amended and Restated Exclusive Option Agreement (经修订和重述的独家购买权协议) dated December 17, 2018 between Hangzhou Yunchuang, Yunji Sharing, Daqiao Network Technology (Hangzhou) Co., Ltd. (大乔网络科技（杭州）有限公司), Hangzhou Yuepeng Trading Co., Ltd. (杭州悦朋贸易有限公司), and Deqing Jijie Investment Management Partnership (Limited Partnership) (德清集杰投资管理合伙企业（有限合伙）);

3.

Amended and Restated Voting Trust Agreement (经修订和重述的委托协议) dated December 17, 2018 between Hangzhou Yunchuang, Yunji Sharing, Daqiao Network Technology (Hangzhou) Co., Ltd. (大乔网络科技（杭州）有限公司), Hangzhou Yuepeng Trading Co., Ltd. (杭州悦朋贸易有限公司), and Deqing Jijie Investment Management Partnership (Limited Partnership) (德清集杰投资管理合伙企业（有限合伙）);

4.	Power of Attorney (授权委托书) issued by Daqiao Network Technology (Hangzhou) Co., Ltd. (大乔网络科技（杭州）有限公司) on December 17, 2018;

5.	Power of Attorney (授权委托书) issued by Hangzhou Yuepeng Trading Co., Ltd. (杭州悦朋贸易有限公司) on December 17, 2018;

6.	Power of Attorney (授权委托书) issued by Deqing Jijie Investment Management Partnership (Limited Partnership) (德清集杰投资管理合伙企业（有限合伙）) on December 17, 2018; and

7.

Amended and Restated Equity Interest Pledge Agreement (经修订和重述的股权质押协议) dated December 17, 2018 between Hangzhou Yunchuang, Yunji Sharing, Daqiao Network Technology (Hangzhou) Co., Ltd. (大乔网络科技（杭州）有限公司), Hangzhou Yuepeng Trading Co., Ltd. (杭州悦朋贸易有限公司), and Deqing Jijie Investment Management Partnership (Limited Partnership) (德清集杰投资管理合伙企业（有限合伙）).

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

In relation to Yunji Preferred:

1.	Amended and Restated Exclusive Service Agreement (经修订和重述的独家服务协议) dated December 14, 2018 between Hangzhou Yunchuang and Yunji Preferred;

2.	Amended and Restated Exclusive Option Agreement (经修订和重述的独家购买权协议) dated December 14, 2018 between Hangzhou Yunchuang, Yunji Preferred, Xiao Shanglue (肖尚略) and Hao Huan (郝焕);

3.	Amended and Restated Voting Trust Agreement (经修订和重述的委托协议) dated December 14, 2018 between Hangzhou Yunchuang, Yunji Preferred, Xiao Shanglue (肖尚略) and Hao Huan (郝焕);

4.	Power of Attorney (授权委托书) issued by Xiao Shanglue (肖尚略) on December 14, 2018;

5.	Power of Attorney (授权委托书) issued by Hao Huan (郝焕) on December 14, 2018;

6.	Amended and Restated Equity Interest Pledge Agreement (经修订和重述的股权质押协议) dated December 14, 2018 between Hangzhou Yunchuang, Yunji Preferred, Xiao Shanglue (肖尚略) and Hao Huan (郝焕);

7.	Amended and Restated Spousal Consent Letter (经修订和重述的配偶同意函) issued by Zhang Wei (张薇) and Xiao Shanglue (肖尚略) on December 14, 2018;

8.	Amended and Restated Spousal Consent Letter (经修订和重述的配偶同意函) issued by Yuan Jing (袁晶) and Hao Huan (郝焕) on December 14, 2018; and

9.	Loan Agreement dated December 14, 2018 between Hangzhou Yunchuang, Xiao Shanglue (肖尚略) and Hao Huan (郝焕).

* * *